UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 20, 2006

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-11250	94-2647429
(Commission File Number)	(IRS Employer Identification No.)
1228 Titan Way
Sunnyvale, California 94088
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 737-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01.Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On November 20, 2006, Lukas Braunschweiler, the President and Chief Executive Officer of Dionex Corporation (the “Company”), entered into an Executive Employment Agreement (the “Agreement”) with Dionex (Europe) Management AG (“Dionex Europe”), a wholly-owned subsidiary of the Company organized under the laws of Switzerland. As previously disclosed, Dr. Braunschweiler, who is a Swiss citizen, has returned to live in Switzerland. Dr. Braunschweiler will continue in his current capacities with the Company, primarily operating from Switzerland and various European facilities of the Company, but he will also spend a substantial portion of his time in the United States.
Under the terms of the Agreement, effective as of November 1, 2006, Dr. Braunschweiler’s primary duties and responsibilities include: (a) continuing to act as, and to perform the duties of, President and Chief Executive Officer of the Company; (b) overall management of the Company; (c) overall management of Dionex Europe; and (d) regular reporting to the Board of Directors of the Company and Dionex Europe with regard to the course of business and management issues of significance.
Dionex Europe will pay Dr. Braunschweiler a base salary for fiscal year 2007 in the annualized amount of CHF 525’000, which is approximately U.S. $420,000. Dr. Braunschweiler will continue to be eligible to receive an annual bonus pursuant to the terms and conditions of the Management Incentive Bonus Plan of the Company.
Under the terms of his former employment with the Company, Dr. Braunschweiler received profit sharing payments under the Company’s Profit Sharing Plan in which the North American employees of the Company participate, the Company’s matching contribution to his 401(k) account, and certain medical benefits. Under the terms of the Agreement, Dr. Braunschweiler will no longer receive these payments or benefits. Instead, Dionex Europe will: (a) with respect to Dr. Braunschweiler’s base salary, pay for a substantially equivalent cost, his portion of the mandatory contribution to the AVH/IV/ALV pillar of social security in Switzerland, in addition to Dionex Europe’s mandatory portion, plus the amounts required by law for accident insurance and sick leave; and (b) make contributions to Dr. Braunschweiler’s Swisscanto pension fund maintained by Dionex Europe at an annual rate of CHF 70’500, which is approximately U.S. $56,000.
Dr. Braunschweiler will continue to be eligible to receive benefits, if any become due, under the terms of the Dionex Change in Control Severance Benefit Plan in effect as of October 5, 2001. Furthermore, the Agreement does not alter or affect any equity grants previously provided to Dr. Braunschweiler by the Company. Dr. Braunschweiler’s employment with Dionex Europe will be considered continuous service for the purposes of such equity grants, and he will continue to be eligible for future grants under the Company’s equity incentive plans.
Under the terms of the Agreement, Dr. Braunschweiler’s employment can be terminated: (a) for cause (as defined in the Agreement) at any time by Dionex Europe; and (b) by Dionex Europe without cause, or by Dr. Braunschweiler for any reason, on or after November 1, 2007, upon six months’ written notice to the other party.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of November 20, 2006, by and between Dr. Lukas Braunschweiler and Dionex (Europe) Management AG.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONEX CORPORATION

Dated: November 21, 2006	By:	/s/ Craig A. McCollam

Craig A. McCollam Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of November 20, 2006, by and between Dr. Lukas Braunschweiler and Dionex (Europe) Management AG.